EXHIBIT 10.16

                    LOAN MODIFICATION AGREEMENT

EFFECTIVE DATE:  July 24, 1997

PARTIES: BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, successor by merger to Bank of America Nevada (hereinafter collectively referred to herein as the "Bank"); and

          TJ Systems Corporation, a Delaware corportion (hereinafter referred to as "TJS") and TJ Computer Services, Inc., a Delaware corporation (hereinafter referred to as "TJCS"). TJS and TJCS are sometimes referred to hereinafter individually as the "Borrower" and collectively as the "Borrowers".

RECITALS:

A. Borrowers' business consists of acquiring new computer and telecommunications equipment ("Leased Equipment") for lease to unaffiliated third parties ("Lessees"), creating equipment leases ("Equipment Leases") between Borrowers, as lessor, and such Lessees for the Leased Equipment. From time to time, Borrowers will assign such Equipment Leases ("Lease Assignments") to other unaffiliated third party investors ("Assignees") for negotiated fees ("Assignment Fees"). Pursuant to said Lease Assignments, Borrowers retain title to the Leased Equipment and grants to said Assignee a security interest in said Leased Equipment.

B. Bank and Borrowers are parties to that certain Business Loan Agreement dated as of July II, 1995 (the "Original Loan Agreement"'), which established a revolving line of credit in the original maximum principal amount of Two Million Five Hundred Thousand and NO 100 Dollars ($2,500,000.00) (the "Loan"). The Original Loan Agreement was subsequently modified on December 6, 1995, December 11, 1995, March 10, 1996, July 1, 1996, and August 15, 1996; and subsequently amended and restated by that certain Amended and Restated Business Loan Agreement dated February 28, 1997 (the "Agreement"). Capitalized terms used herein without definition shall have the same meanings given in the Original Loan Agreement and the Agreement.

C. In connection with the Loan, TJS and TJCS each executed a Security Agreement dated July 11, 1995, in favor of Bank, granting to Bank collateral defined therein (the "Security Agreement").

D. In connection with the Loan, TJS executed Uniform Commercial Code Financing Statements on Form UCC-1 dated July 11, 1995, (a) filed in the office of the of State of the State of Nevada on July 28, 1995, as Filing No. 9510581, (b) filed in the office of the Secretary of State of the State of New York on July 31, 1995, as Filing No. 154451, and (c) recorded in the Official Records of Clark County, Nevada on August 9, 1995, in Book No. 950809, Instrument No. 01433; and (ii) TJCS executed Uniform Commercial Code Financing Statements on Form UCC-1 dated July 11, 1995, (a) filed in the office of the Secretary of State of the State of Nevada on July 28, 1995, as Filing No. 9510582, (b) filed in the office of the Secretary of State of the State of New York on July 31, 1995, as Filing No. 154452, and
(c) recorded in the Official Records of Clark County, Nevada on August 9, 1995, in Book No. 950809, Instrument No. 01432 (collectively, the "UCCs").

E. In connection with the Loan, Bank and IBM CREDIT CORPORATION ("IBM Credit") entered into that certain Intercreditor and Subordination Agreement made as of July 20, 1995, whereby IBM Credit agreed to subordinate certain of its security interests to the security interests of Bank under the Loan.

F. All of the documents, certificates or agreements executed in connection with the Loan, including, without limitation, those listed above and those which evidence, guaranty, secure or modify the Loan, as any or all of them may have been amended or modified to date, shall hereinafter be collectively referred to as the "Existing Loan Documents". This Modification Agreement (the "Modification"), all other documents executed in connection with this Modification, and the Existing Loan Documents, as modified hereby, are herein collectively referred to as the "Loan Documents".

G. As of July 25, 1997, Borrowers were indebted to Bank under the Existing Loan Documents in the principal amount of One Million Nine Hundred Eleven Thousand Three Hundred Sixty-Five and No/100 Dollars ($1,911,365.00), plus accrued and unpaid interest of Sixteen Thousand Four Hundred Sixty-Seven and 97/100 Dollars ($16,467.97) (collectively, the "Present Debt'), which Present Debt is which Present Debt is due and payable to Bank without offset, counterclaim or any defense of any kind or nature. This principal balance is calculated without regard to any principal payments which are required under this Agreement.

H. Borrowers have requested that Bank modify the Loan as set forth below. Bank, although under no obligation to do so, is willing to so modify the Loan, subject to the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENTS:

1. Reaffirmation/No Impairment. Borrowers reaffirm all of their obligations under the Loan Documents and the Loan. Except as specifically hereby amended, the Loan Documents shall each remain in full force and effect. Borrowers' payment and performance obligations pursuant to the Loan Documents, including all extensions, amendments, renewals or replacements thereof, shall continue to be secured by the security interests and liens arising under the Loan Documents.

2. Modifications. The existing Loan Documents are hereby modified and amended as described below. In the event of a conflict between terms of the Existing Loan Documents and the terms of this Modification, this Modification shall control:

2.1. Required Principal Reductions. The August 15, 1997 payment required under Section 3.3(c) of the Agreement is amended to reduce the payment from $125,000.00 to $55,000.00. Bank hereby acknowledges that the restructure of the August 15, 1997 Required Principal Reduction satisfies the requirements under Section 3.3(c) of the Agreement to extend the Maturity Date of the loan to January 1, 1998. Borrower shall also be required to make the following scheduled principal reduction payments in addition to the payments listed in Sections 3.7 and 8.24 of the Agreement.


Date Due                           Principal Reduction
---------------------------        ---------------------
September 15, 1997                 $40,000.00
October 15, 1997                   $30,000.00


All principal reductions in payments shall be applied to the most remote due under the Agreement.

2.2 Corporate Certificate. Concurrently with the execution of this Agreement, TJS and TJCS shall execute and deliver to Bank a Certificate of the Secretary authorizing Borrowers to enter into this Modification, in a form acceptable to Bank in Bank's sole discretion (the "Certificate").

3. Conditions Precedent. Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied at Borrowers' sole cost and expense in a manner acceptable to Bank in the exercise of Bank's sole judgement and discretion:

3.1 Receipt of Documents. Bank shall have received fully executed, and where appropriate, acknowledged originals of the following:

(a)  this Agreement;

(b)  the Certificate;

(c) Articles of Incorporation, Certificate of Good Standings, and Bylaws for LEC Technologies, Inc.; and,

(d) any other documents Bank may reasonably require or request in accordance with this Modification or the other Loan Documents, all in such form as Bank may require in the exercise of Bank's sole judgment and discretion.

3.2 Extension Fee. Bank shall have received a fully earned and nonrefundable extension fee in the amount of Five Thousand and No/100 Dollars ($5,000.00).

3.3 Reimbursement of Bank's Costs and Expenses. Bank shall have received reimbursement, in immediately available funds, of all costs and expenses incurred by Bank in connection with this Modification, including charges of Seventy-Four and No/100 Dollars ($74.00) for recording and/or filing of any UCC Financing Statement amendments, One Hundred Fifty and No/100 Dollars ($150.00) for legal fees, costs and expenses of Bank's counsel and Three Hundred and no/100 Dollars ($300.00) for document preparation fee (the "Document Preparation Fee"). Such costs and expenses may include the allocated costs for services for Bank's in-house staffs, such as legal and appraisal.

4. Representations, Warranties and Acknowledgements. Borrowers represent, warrant and acknowledge to Bank as follows:

4.1 Recitals. The recitals set forth above are true, complete, accurate and correct, and such recitals are incorporated herein by this reference.

4.2 No Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.

4.3 Loan Documents. All representations and warranties made and given by Borrowers in the Loan Documents are true, complete, accurate and correct, as if given as of the date of this agreement.

4.4 Property. Borrowers lawfully possess and hold a 100% ownership interest in all of the Collateral granted by Borrowers for the Loan, free and clear of any defects, reservations of title or conditional sales contracts, and also free and clear of any security interest or liens other than those in favor of Bank.

4.5 Enforceable Loan Documents. The Loan Documents, including this Agreement, to which Borrowers are a party are legal, valid and binding agreements of Borrowers, enforceable in accordance with their respective terms, and any instrument or agreement required hereunder or thereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

4.6 . Financial Information. All financial and other information that has been or will be supplied to Bank is: (a) sufficiently complete to give Bank accurate knowledge of Borrowers' financial condition; (b) in form and content required by Bank and in accordance with Generally Accepted Accounting Practices ("GAAP"); and (c) in compliance with all applicable government regulations. No material adverse change has occurred in the business assets, or financial condition of Borrowers since Borrowers last supplied financial statements or information to Bank.

4.7 No Claims or Defenses. The Present Debt is due and payable to Bank, and Borrowers have no claim, offset, counterclaim or defense with respect to:
(a) the payment of the Present Debt; (b) the payment of any other sums due under the Loan Documents; (c) the performance of Borrowers' obligations under the Loan Documents; or (d) any liability under any of the Loan Documents.

4.8 No Breach by Bank. Bank (including all of its predecessors) has not breached any duty to Borrowers in connection with the Loan, and Bank (including all of its predecessors) has fully performed all obligations it may have had or now has to Borrowers.

4.9 Interest and Other Charges. All interest or other fees or charges which have been imposed, accrued or collected by Bank (including all of its predecessors) under the Loan Documents or in connection with the Loan through the date of this Modification, and the of computing the same, were and are proper and agreed to by Borrowers and were properly computed and collected.

4.10 Claims, Disputes, Impairments. Borrowers have no pending litigations, tax claims, proceedings or disputes that may adversely affect Borrowers' financial condition or impair Borrowers' ability to perform under the Loan Documents.

4.11 Borrowing Entity. Borrowers are a corporation, which is duly organized, validly existing and in good standing under the laws of the State of Delaware. There have been no changes in the organization, composition, ownership, structure or formation of documents of Borrowers since the inception of the Loans. In each state in which Borrowers do business, it is properly licensed and in good standing. This Modification, and any instrument of agreement required hereunder are within Borrowers' with any of Borrowers' organizational papers.


5. No Waiver. Except as specifically provided herein, by entering into this Modification, Bank does not waive any previous or existing default or any default hereafter occurring, or become obligated to waive any condition or obligation in any agreement between or among any of the parties hereto.

6. No Future Obligations. Bank has no obligation to make any additional loan or extension of credit to or for the benefit of Borrowers, and Bank has no obligation to further extend the maturity date of any credit extended to Borrowers.

7. No Third Party Beneficiaries. This agreement is not intended for, and shall not be construed to be for, the benefit of any person not a signatory thereto.

8. Release of Bank. In consideration of the agreements and of Bank set forth in this Modification, Borrowers, and all of their respective heirs, personal representatives, predecessors, successors and assigns (individually and collectively, the "Releasors"), hereby fully release, remise,and forever discharge Bank, the parent of Bank and all other affiliates and predecessors of Bank, and all past and present officers, directors,,agents, employees, servants, partners, shareholders, attorneys and managers of Bank, the parent of Bank, and all other affiliates, and predecessors of Bank and all of their respective heirs, personal representatives, predecessors, successors and assigns, for, from, and against any and all claims, liens, demands, causes of action, controversies, offsets, obligations, losses, damages and liabilities of every kind and character whatsoever, including, without limitation, any action, omission, misrepresentation or other basis of liability founded either in tort or contract and the duties arising thereunder, that the Releasors, or any one of more of them, has had in the past, or now has, whether known or unknown, whether asserted or unasserted, by reason of any matter, cause or thing set forth in, relating to or arising out of, or in any way connected with or resulting from, the Loan or the Loan Documents.

9. Incorporation. This agreement shall form a part of each of the Loan Documents, and all references to one of the Loan documents shall mean that-document as hereby modified. This Modification shall not prejudice any rights or remedies of Bank under the Loan
Documents.

10. Purpose and Effect of Bank's Approval. Bank's approval of any matter in connection with the Loan shall be for the sole purpose of protecting Bank's security and rights. No such approval shall result in a waiver of any default of Borrowers or Guarantor. In no event shall Bank's approval be a representation of any kind with regard to the matter being approved.

11. Integration. The Loan Documents, including this Modification, constitute the entire agreement and final expression between the parties with respect to the terms and conditions set forth in the Loan Documents, including this Modification. No supplement modification or amendment of this Modification or the other Loan Documents shall be effective unless in writing and signed by Bank and Borrowers.

12. Counterparts/Construction/Time of Essence. This Modification may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute one and the same agreement. Section headings and paragraph titles used in this Modification are for reference only and shall not affect or limit the interpretation of meaning of any provisions of this Modification. As used in this Modification, the word "include(s)" means "include(s), without limitation", and the word "including" means "including, but not limited to". Time is of the essence of this Modification and the other Loan Documents.

13.Governing Law/Rights in Event of Litigation/Invalidity. This Modification shall be governed by and construed according to the laws of the State of Arizona. Borrowers hereby submits to jurisdiction and venue in Clark County, Nevada, and agrees that any and all litigation or arbitration proceeding shall be maintained in Clark County, Nevada. In the event of judicial proceeding litigation (including defenses, cross-claims and counter-claims) shall be resolved by a judge and not a jury and, therefore, Borrowers waives their rights to a jury trail which it otherwise would have had. If any court of competent jurisdiction determines any provision of this Modification or any provision in any of the other Loan Document to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect.

14. Attorneys' Fees. In any lawsuit or arbitration proceeding between Bank and Borrowers, which relates to, arises out of, or involves in any way this Modification or any of the other Loan Documents, if Bank prevails, in whole or in part, in said action, Bank shall be entitled to recover all of its attorneys' fees (including any allocated fees of in-house counsel) and costs (including but not limited to "taxable costs" as defined by statute) associated with such suit or arbitration.

15. Successors and Assigns. This Modification shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, Borrowers may not transfer their rights under the Loan Documents without the prior written consent of Bank. Bank may transfer its rights under the Loan Documents to any successor in interest.

16. No Waiver/Cumulative Remedies/Survival. No failure to exercise or no delay in exercising any right, power or remedy hereunder or under any of the Loan Documents shall impair any right, power or remedy that Bank may have, nor shall such delay be construed to be a waiver of any such rights, powers or remedies. Bank shall not be deemed to have waived any right, power or remedy except in writing signed by an authorized officer of bank expressly stating that it is a waiver of same right, power or remedy. The rights, powers and remedies of Bank under the Loan Documents are cumulative and not exclusive of any rights, powers or remedies that Bank would otherwise have, and may be pursued at any time and from time to time and in such order as Bank shall determine in its sole discretion. The representations, warranties, acknowledgements and agreements set forth herein shall survive the date of this Modification.

17. Mutual Agreement. The parties hereto agree that the terms and provisions of this Modification embody their mutual intent and that such terms and provisions are not to be construed more liberally in favor, nor more strictly against, any party. This Modification shall not be construed as if it had been prepared by one of the parties, but rather as if it had been prepared by all of the parties.

18. Rights in the Event of Bankruptcy. If there shall be filed by or against Borrowers a petition (whether voluntary or involuntary) under any chapter of the United States Bankruptcy Code (the "Code") on or after the date of Us Modification, it is the intention of Borrowers and Bank that the terms and conditions of this Modification with respect to Borrowers shall be incorporated into a plan of reorganization under Section I 1 29 of Code (a "Plan"'). Borrowers agrees that under any potential Plan which may be filed in the future (i) this Modification shall represent a necessary element of such Plan, (ii) Borrowers will not seek to alter or amend any of terms and conditions of this Modification, (iii) such terms and conditions are necessary for Bank's adequate protection, and (iv) such terms and conditions win remain binding upon Borrowers in any such Plan. If Borrowers fails to obtain confirmation of a plan of reorganization incorporating the terms of this Modification within one hundred twenty
(120) days after a petition is filed, Bank is entitled to the automatic and absolute lifting of any automatic stay as to the enforcement of any of the Loan Documents against the collateral, including specifically, but not limited to, the stay imposed by Section 362 of the Code. Borrowers hereby consents to the immediate lifting of any such automatic stay, and will not contest any motion by Bank to lift such stay. Borrowers acknowledges that Bank's interest in the collateral can be adequately protected only if a plan of reorganization incorporating the terms of this Modification is confirmed within one hundred twenty (120) days after the petition is filed. Bank reserves its right to seek all remedies available to credits under the Code, including, but not limited to, the right to move for relief from the automatic stay at any time.

19. Hazardous Waste Indemnification. Borrowers will indemnify, protect, defend and hold harmless Bank for, from and against any loss or liability directly or indirectly arising out of the use generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about Borrowers' property or operations or property leased to Borrowers. This indemnity includes, but is not limited to, attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). This indemnity extends to Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. The term "hazardous substances" ("Hazardous Substances") means any substance which is or becomes designated as "hazardous" or "toxic" under any federal, state or local law, or any petroleum products, including crude oil and any produce derived directly or indirectly from, or any fraction or distillate of, crude oil. This indemnity will survive repayment of the Borrowers' obligations to Bank.

21.  Reference and Arbitration.

21.1 Mandatory Arbitration. Unless expressly prohibited by law, any controversy or claim between or among the parties, including those arising out of or relating to this Modification or the Loan Documents and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Modification, and under the Commercial Rules of the AAA. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

21.2 Provisional Remedies, Self-Help and Foreclosure. No provision of this Section [21] shall limit the right of any party to this Modification to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property or collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or by judicial foreclosure of the deed of trust or mortgage. Arbitration.

22. Cross Default. Any default under this Modification or an Event of Default under any of the Loan Documents shall be an Event of Default under each and every of the other Loan Documents.


IN WITNESS WHEREOF, the parties hereto have caused this Modification to be executed on the dates set forth below to be effective as of the day and year set forth above.


                                   "BANK"

                                   BANK OF ANMRICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION



Executed: August 1, 1997           By:  /s/ Gary L. Richerson
          --------------                ------------------------
                                   Name: Gary L. Richerson
                                   Title: Vice President

                                   "BORROWERS"

                                   TJ Systems Corporation, a
                                   Delaware corporation

Executed: August 1, 1997           By:  /s/ Michael F. Daniels
          --------------                ------------------------
                                   Name: Michael F. Daniels
                                   Title: President



                                   TJ Computer Services, Inc.,
                                   a Delaware corporation

Executed: August 1, 1997           By:  /s/ Michael F. Daniels
          --------------                ------------------------
                                   Name: Michael F. Daniels
                                   Title: President